Item 30  Exhibit (h) i. C.2.iii.

AMENDMENT NO. 3

TO

SERVICES AGREEMENT

THIS AMENDMENT effective as of the 1st day of October, 2016.

WHEREAS, Massachusetts Mutual Life Insurance Company (“Insurance Company”), MML Strategic Distributors, LLC (“MSD”), MML Distributors, LLC (“MMLD”) and Waddell & Reed, Inc. (the “Distributor”) are parties to a Services Agreement dated as of October 25, 2012, as amended (the “Agreement”);

WHREAS, effective October 1, 2016, the Distributor was replaced by Ivy Distributors, Inc., an affiliate of the Distributor, as the principal underwriter of Ivy Variable Insurance Portfolios f/k/a Ivy Funds Variable Insurance Portfolios (the “Trust”);

WHEREAS, effective October 1, 2016, the Trust changed its name to Ivy Variable Insurance Portfolios;

WHEREAS, effective October 1, 2016, Waddell & Reed Investment Management Company was replaced by Ivy Investment Management Company, an affiliate of the Distributor, as the investment manager of the Trust to provide investment advisory services to each series of the Trust;

WHEREAS, Insurance Company has engaged MML Investors Services, LLC as an additional broker dealer;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, and intending to be legally bound, the parties do hereby agree to the following amendments to the Agreement:

1.	Effective as of October 1, 2016, Waddell & Reed, Inc. is no longer a party to the Agreement and Ivy Distributors, Inc. replaces the Distributor as a party to the Agreement;

2.	Effective as of October 1, 2016, the term “Distributor” in the Agreement defines Ivy Distributors, Inc.;

3.	Effective as of October 1, 2016, MML Investors Services, LLC (MMLIS) is made a party to the Agreement to serve along with MSD and MMLD as broker dealers; and

4.	Effective as of October 1, 2016 the term “Broker Dealer” in the Agreement defines MSD, MMLD and MMLIS; and

5.	Effective as of October 1, 2016, the Trust changed its name to Ivy Variable Insurance Portfolios; and

6.	Effective as of October 1, 2016 each series of the Trust are renamed Ivy Variable Insurance Portfolios.

In all other respects, the Agreement shall remain the same. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.

Signature Page Follows:

IN WITNESS WHEREOF, each of the undersigned parties hereto has caused this Amendment No. 3 to be executed in its name by its duly authorized officer as of the Effective Date.

WADDELL & REED, INC.		IVY DISTRIBUTORS, INC.

By:	/s/ Thomas Butch	By:	/s/ Thomas Butch

Title:	CEO	Title:	President & CEO

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY		MML STRATEGIC DISTRIBUTORS, LLC

	/s/ Tina M. Wilson	By:	/s/ Eric Wietsma
	Tina Wilson		Eric Wietsma
Title:	Senior Vice President	Title:	President

MML INVESTORS SERVICES, LLC		MML DISTRIBUTORS, LLC

By:	/s/ Wendy Benson	By:	/s/ Eric Wietsma
	Wendy Benson		Eric Wietsma
Title:	President	Title:	President